United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

TRC Companies, Inc. and its subsidiaries (collectively, the “Company”) entered into a Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006 (the “Second Forbearance Agreement”), which extends through July 15, 2006 with Wachovia Bank, National Association (the “Agent”), and certain other lenders (together with the Agent, the “Lenders”) in connection with the Company’s Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, as amended as of March 29, 2005 (the “Credit Agreement”).

Under the terms of the Second Forbearance Agreement, the Lenders have agreed to continue to make loans under the Credit Agreement of up to $62,000,000 and forbear in the exercise of their rights and remedies under the Credit Agreement for all periods through July 15, 2006, provided no new event of default occurs under the Credit Agreement or the Second Forbearance Agreement.  The Company and the Lenders have agreed that the maximum amount available under the Credit Agreement will be gradually reduced to $60,000,000 by June 30, 2006.  Additionally, the Company has agreed, among other things, to continue to pay an additional 2% interest on each outstanding loan under the Credit Agreement and to provide the Agent and its consultant full access to the Company’s financial books and records and provide the Lenders with certain financial and other deliverables.  The Company will not, without the consent of the Lenders (i) incur any additional indebtedness; (ii) pledge any of its assets; (iii) pay any cash dividend or make any distribution to the Company’s stockholders, except with respect to the redemption of stock with stock; or (iv) become party to a merger, consolidation, or acquisition or sell or otherwise dispose of its assets.  In the event the Company sells certain of its assets, it will pay to the Lenders any amount obtained from any such sale, as repayment of outstanding loans under the Credit Agreement, and the net proceeds of such sales will permanently reduce the available credit. The Second Forbearance Agreement also amends certain provisions of the Credit Agreement, and provides that the Company and the Lenders will establish monthly and/or quarterly financial covenants on or before February 15, 2006.  The Company has also agreed to provide additional collateral to secure its obligations under the Credit Agreement.  The Company has also agreed to file, on or before March 15, 2006, its annual report on Form 10-K for the fiscal year ended June 30, 2005.

A copy of the Second Forbearance Agreement is filed with this report as Exhibit 10.3.3 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

10.3.3

Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006, by and among the Company, Wachovia Bank, National Association, and Certain of the Company’s Lenders.

99.1	News release titled “TRC Enters into Second Forbearance Agreement”, dated January 26, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006		TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.3.3

Second Forbearance Agreement and Global Amendment to Credit Documents, dated as of January 24, 2006, by and among the Company, Wachovia Bank, National Association, and Certain of the Company’s Lenders.

99.1	News release, dated January 26, 2006, issued by TRC Companies, Inc. announcing the extension of the Second Forbearance Agreement through July 15, 2006.